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                                                                     EXHIBIT 5.1

                               July 14, 2000



Argonaut Technologies, Inc.
887 Industrial Road, Suite G
San Carlos, CA 94070

        RE:    ARGONAUT TECHNOLOGIES, INC. REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 originally filed by you with the Securities and Exchange Commission (the "Commission") on April 27, 2000 (Registration No. 333-35782, as amended (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 4,000,000 shares of your Common Stock (the "Shares"). The Shares, which include up to 600,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in the Registration Statement for sale to the public. As your legal counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

        Based on the foregoing, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

        We are members of the bar of the State of California only and express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the states of California and Delaware, and the federal laws of the United States.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any Registration Statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ Wilson Sonsini Goodrich & Rosati